EXHIBIT 21.1

                REPAP ENTERPRISES INC. & SUBSIDIARIES


REPAP ENTERPRISES INC. - Incorporated under the laws of Canada
          (formerly Repap Enterprises Corporation Inc. - formerly Quinsprack Limited)

ALCELL TECHNOLOGIES INC. - Continued under the laws of the Province of New Brunswick
          (formerly Alcell Developments Inc. - formerly 155945
          Canada Inc.)


BLACKVILLE LUMBER INC. - Incorporated under the laws of the Province of New Brunswick


REPAP MARKETING INC. - Incorporated under the laws of the State of Delaware
          (formerly Green Forest Corporation, into which was merged the original Repap Ferrostaal (U.S.A.) Inc.)
          (formerly Repap Ferrostaal (U.S.A.)
          (formerly Repap Development Inc.)


REPAP NEW BRUNSWICK INC. - Incorporated under the laws of Canada
          (formerly Miramichi Pulp & Paper Inc.,)
          (formerly Acadia Forest Products Limited)
          (formerly Aidaca Pulp & Paper Limited)


REPAP TECHNOLOGIES INC. - Incorporated under the laws of the State of Delaware
          (formerly Biological Energy Corporation)





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